Exhibit 99.1
FOR IMMEDIATE RELEASE
Innuity, Inc. Promotes Linden Barney to CFO
Current Innuity CFO to Return Full-time to Investment Firm & Will Remain Active in an Advisory Role
REDMOND, Wash. (June 18, 2007) — Innuity, Inc. (OTCBB: INNU), a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver affordable solutions to small businesses, has promoted its Vice President of Finance, Linden Barney, to chief financial officer (CFO) effective immediately.
Barney, age 45, joined Innuity in March 2006 as vice president of finance from Sento Corporation (NADAQ: SNTO). Barney was with Sento for eight years and served as its corporate controller from 2000 to 2006. As corporate controller, Barney led the accounting and financial reporting team for Sento as it grew from $19 million in revenue to $51 million and expanded from U.S. into international operations. Barney, a certified public accountant (CPA), started his career at KPMG and worked in public accounting for over ten years.
Barney replaces Bob Bench, Innuity’s outgoing chief financial officer, who is returning full-time to BayHill Group, the investment strategy firm he co-founded. Bench will continue in a strategic advisory role during the CFO transition and throughout the remainder of 2007.
“I am pleased to announce the promotion of Linden Barney to the role of chief financial officer for Innuity,” said John Wall, Innuity’s chairman and chief executive officer. “Linden has been leading Innuity’s SEC compliance initiatives and has had responsibility for all of Innuity’s day-to-day financial operations for the last year. He has proven to be an astute financial leader for this organization and has the respect of all senior management, and I am confident that he will excel in the Innuity CFO role.”
Wall continued, “Bob Bench will remain a close advisor to Innuity during this transition period and throughout the remainder of the year. Bob has successfully led and guided Innuity’s financial operations for the last two years, and we thank him for the very positive contributions he has made to our business. We wish him the very best as he resumes a full-time role at the BayHill Group.”
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and ensures minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.

Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-QSB, our annual report on Form 10-KSB, and other documents we file periodically with the Securities and Exchange Commission.
Contacts:
Jordan Silverstein or Christine Berni
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
cberni@investorrelationsgroup.com
Shivonne Byrne
Innuity, Inc.
425-968-0306
shivonne@innuity.com